Exhibit 99.2

Unaudited Pro Forma Combined Financial Information

The following unaudited pro forma combined financial information of TransUnion Holding Company, Inc. (“TransUnion Holding,” or the “Company”) has been prepared by applying pro forma adjustments to the TransUnion Holding and the Data Solutions Serviços de Informática Ltda. (“ZipCode”) historical financial statements appearing elsewhere in this Current Report on Form 8-K/A. The unaudited pro forma combined statement of income gives effect to TransUnion Holding’s acquisition of ZipCode (the “Acquisition”) as if it had occurred on January 1, 2012. The unaudited pro forma combined balance sheet gives effect to Acquisition as if it occurred on December 31, 2012.

The unaudited pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances. The unaudited pro forma combined financial information is presented for informational purposes only. The unaudited pro forma combined financial information does not purport to represent what TransUnion Holding’s financial condition or results of operations would have been had the Acquisition actually occurred on the date indicated, nor do they purport to project TransUnion Holding’s financial condition or results of operations as of any future date or for any future period. The unaudited pro forma combined financial information should be read in conjunction with the information included in TransUnion Holding’s Annual Report on Form 10-K for the year ended December 31, 2012, the audited financial statements of ZipCode included in Exhibit 99.1 of this Current Report on Form 8-K/A, and the assumptions underlying the pro forma adjustments as described in the accompanying notes.

The Acquisition will be accounted for in accordance with ASC 805, Business Combinations. The pro forma information presented is based on preliminary estimates, available information and certain assumptions. The unaudited pro forma combined income statement does not reflect any non-recurring charges or gains that we have recorded or may record in connection with the Acquisition. However, these non-recurring items will be reflected in the audited consolidated statement of income of TransUnion Holding for the year ended December 31, 2013.

The final purchase price allocation is dependent on, among other things, the finalization of asset and liability valuations. As of the date of this filing, we have not completed the valuation studies necessary to finalize the estimates of the fair values of the assets we acquired and liabilities we assumed and the related allocation of purchase price. We have allocated the total estimated purchase price based on preliminary estimates of their fair values as described in Note h of the unaudited pro forma combined balance sheet. Any final adjustment will change the allocations of purchase price, which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma combined financial information, including a change to the amortization of tangible and identifiable intangible assets.

Unaudited Pro Forma Combined Balance Sheet as of December 31, 2012

(in millions)	Historical TransUnion Holding December 31, 2012	Historical ZipCode December 31, 2012(a)	Adjustments		Pro Forma Combined December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$154.3	$0.1	$(29.2	)(b)	$125.2
Trade accounts receivable	163.6	0.7	—		164.3
Other current assets	82.7	—	—		82.7

Total current assets	400.6	0.8	(29.2)		372.2
Property, plant and equipment, net of accumulated depreciation and amortization	121.2	0.2	—		121.4
Other marketable securities	11.4	—	—		11.4
Goodwill	1,804.2	—	24.3	(c)	1,828.5
Other intangibles, net	1,911.6	0.1	18.0	(d)	1,929.7
Other assets	129.8	—	—		129.8

Total assets	$4,378.8	$1.1	$13.1		$4,393.0

Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$78.4	$0.1	$—		$78.5
Current portion of long-term debt	10.6	—	—		10.6
Other current liabilities	129.3	0.6	—		129.9

Total current liabilities	218.3	0.7	—		219.0
Long-term debt	2,670.3	—	—		2,670.3
Other liabilities	679.4	—	6.2	(e)	685.6

Total liabilities	3,568.0	0.7	6.2		3,574.9
Redeemable noncontrolling interests	14.7	—	7.3	(f)	22.0
Stockholders’ equity:
Common stock	1.1	0.2	(0.2	(g)	1.1
Additional paid-in capital	1,109.4	—			1,109.4
Treasury stock at cost	(0.7)	—	—		(0.7)
Retained earnings (accumulated deficit)	(382.6)	0.2	(0.2	)(g)	(382.6)
Accumulated other comprehensive income (loss)	(24.4)	—	—		(24.4)

Total TransUnion Holding Company, Inc. stockholders’ equity	702.8	0.4	(0.4)		702.8
Noncontrolling interests	93.3	—	—		93.3

Total stockholders’ equity	796.1	0.4	(0.4)		796.1

Total liabilities and stockholders’ equity	$4,378.8	$1.1	$13.1		$4,393.0

Notes to unaudited pro form combined balance sheet

(a)	Reflects the historical balances of ZipCode in United States dollars under United States Generally Accepted Accounting Principles (“US GAAP”) as of December 31, 2012.
(b)	Reflects cash paid for acquisition of ZipCode
(c)	Reflects the preliminary purchase accounting fair value adjustment allocated to goodwill of $24.3 million, including a $6.2 million increase due to recording the deferred tax liability (see footnote (e) below) resulting from the step-up in basis of separately identifiable amortizable intangible assets for book purposes.
(d)	Reflects the preliminary purchase accounting fair value adjustments to intangible assets of $18.0 million. Intangible assets consist of customer relationships, databases, internally developed software, trademarks and other amortizable intangible assets. The average useful life of intangible assets acquired is estimated to be 18 years.
(e)	Reflects the preliminary deferred tax liability resulting from the estimated step-up in basis of assets for financial statement purposes, but not for tax purposes.
(f)	Reflects the preliminary fair value assigned to the noncontrolling interest.
(g)	Reflects the elimination of ZipCodes historical equity balances.
(h)	The purchase price has been allocated to the assets acquired and liabilities assumed based on estimates of fair value as follows:

(in millions)
Amortizable intangible assets (estimated average useful life of 18 years)	$18.1
Goodwill	24.3
All other assets	1.0
All other liabilities (including deferred taxes related to step-up of intangible assets)	(6.9)
Noncontrolling interest	(7.3)

Total purchase price	$29.2

Unaudited Pro Forma Combined Statement of Income

(in millions)	Historical TransUnion Holding December 31, 2012(a)	Historical ZipCode December 31, 2012(b)	Adjustments	Pro Forma Combined December 31, 2012
Revenue	$767.0	$6.4	$—	$773.4
Operating expenses
Cost of services (exclusive of depreciation and amortization below)	298.2	1.1	—	299.3
Selling, general and administrative	212.6	2.7	—	215.3
Depreciation and amortization	115.0	0.1	1.1 (c)	116.2

Total operating expenses	625.8	3.9	1.1	630.8
Operating income	141.2	2.5	(1.1)	142.6
Non-operating income and expense
Interest expense	(125.0)	—	—	(125.0)
Interest income	0.8	—	—	0.8
Other income and (expense), net	(14.3)	—	—	(14.3)

Total non-operating income and expense	(138.5)	—	—	(138.5)

Income from operations before income taxes	2.7	2.5	(1.1)	4.1
Provision for income taxes	(6.6)	(0.7)	0.2 (d)	(7.1)

Net loss	$(3.9)	$1.8	$(0.9)	$(3.0)

Notes to unaudited pro forma combined statement of income

(a)	Reflects the historical activity of TransUnion Holding from February 15, 2012 (the date of inception) through December 31, 2012, including the consolidated results of TransUnion Corp. from May 1, 2012 (the date TransUnion Holding acquired TransUnion Corp.) through December 31, 2012, and certain costs related to TransUnion Holding’s acquisition of TransUnion Corp. Also reflects 2 months of interest expense on TransUnion Holding 8.125% notes that were issued on November 1, 2012.
(b)	Reflects the historical balances of ZipCode in United States dollars under US GAAP for the twelve months ended December 31, 2012.
(c)	Reflects an adjustment to depreciation and amortization from the step-up in basis of assets as a result of the preliminary allocation of the purchase price.
(d)	Reflects deferred tax benefit from additional depreciation and amortization from the step-up in basis of assets.